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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 17, 2001


                                West Corporation
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        000-21771                                        47-0777362
(Commission File Number)                    (I.R.S. Employer Identification No.)




                11808 Miracle Hills Drive, Omaha, Nebraska 68154
                    (Address of principal executive offices)




       Registrant's telephone number, including area code: (402) 963-1500


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Item 5. Other Events.
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     At a meeting of the Registrant's Board of Directors on July 17, 2001, the
Board unanimously voted to fill the vacancy on the Board of Directors and appointed Mr. George H. Krauss to be a member of the Board of Directors and to serve as a member of the Audit Committee of the Board of Directors. His term as a director will expire at the annual meeting of the stockholders of the registrant to be held in the year 2004.

     Mr. Krauss, age 59, is presently of Counsel to Kutak Rock, a law firm, and a consultant to America First Companies, an investment company in Omaha, Nebraska. Mr. Krauss has been a member of the Kutak Rock law firm since 1972 and a partner since 1975. He presently serves on the Board of Directors of Gateway, Inc. and of America First Mortgage Investments, Inc. Mr. Krauss also serves on the board of directors of a number of closely held companies and investment firms.

Item 7. Financial Statements and Exhibits.
        ----------------------------------

        (c) Exhibits

        99.1    Press release of the Registrant, dated July 18, 2001.


                                      -2-


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                WEST CORPORATION

Dated: July 19, 2001            By:     /s/ Thomas B. Barker
                                        --------------------
                                            Thomas B. Barker
                                            President and Chief
                                            Executive Officer